PURCHASE AND SALE AGREEMENT

  THIS AGREEMENT, effective as of the 1st day of January 2000, is made and entered into by and between WILLIAM D. KENNEDY as Seller ("SELLER"), and TIPPERARY CORPORATION as Buyer ("BUYER").

  1. BASIS OF AGREEMENT. SELLER and BUYER's wholly-owned subsidiary, Tipperary Oil & Gas Corporation, and others, are non-operators under that certain Joint Operating Agreement dated May 15, 1992 between non-operators and Tri-Star Petroleum Company, as Operator (the "Operating Agreement"), relative to the development of the coalbed methane gas project known as the Comet Ridge Project, located in the State of Queensland, Australia. The Operating Agreement is attached hereto as Exhibit "A." SELLER desires to sell a portion of his interest in the contractual and other rights, title and interest, of any nature whatsoever, arising under or created by the Operating Agreement, including, without limitation, contract rights and SELLER's undivided interest in any real or personal property which SELLER owns or has the right to acquire under the terms of the Operating Agreement presently or in the future, and BUYER desires to purchase a portion of SELLER's contractual and other rights, title and interest of any nature whatsoever arising under or created by the Operating Agreement, including, without limitation, all contract or other rights of any nature and any undivided interest in any real or personal property which SELLER owns or has the right to acquire under the Operating Agreement presently or in the future, all in accordance with the terms and conditions of this Purchase and Sale Agreement (the "Agreement").

  2. ASSETS TO BE PURCHASED AND SOLD. Subject to the terms set forth in this Agreement, and the terms and conditions of the Operating Agreement, SELLER agrees to sell to BUYER and BUYER agrees to buy from SELLER the following undivided percentage of interest, subject to the Mediation Agreement dated October 20, 1996 attached hereto as Exhibit "B," and any existing gas contracts, in the assets and properties hereinafter described

                          A.              B.                    C.
                                    In Leasehold         In Acquisition
                         In       Ownership & Lease   Drilling, Development,
                     Production  Operating Expenses  Workover & Capital Costs
                         (%)            (%)                    (%)

Before Project Payout   1.800          2.00                   2.00

After Project Payout    1.800          2.00                   2.00

and referred to herein as SELLER's "Undivided Interest":

       (a) SELLER's Undivided Interest, if any, in and to, and/or SELLER's right to acquire an Undivided Interest in and to the Authority to Prospect 526 attached as Exhibit "C" hereto, and the ATP attached as Exhibit "B" to the Operating Agreement, and any extension, renewal or replacement of any ATP, howsoever denominated (the "ATP");

       (b) SELLER's Undivided Interest, if any, in the right to reacquire any acreage which had comprised a part of the ATP but was relinquished by the Operator as a part of, or in connection with, a scheduled contraction of the ATP, and/or any other acreage which was at any time a part of the ATP but lapsed or was relinquished for any reason;

       (c) SELLER's Undivided Interest, if any, in and to, and SELLER's right to acquire an Undivided Interest in and to the petroleum leases and applications for petroleum leases listed and described on Exhibit "D" attached hereto (the "Leases") and applications for petroleum leases;

       (d) SELLER's Undivided Interest, if any, in and to, and SELLER's right to acquire an Undivided Interest in and to Pipeline License No. 27 described on Exhibit "E" and attached hereto and any connecting pipeline and/or gas gathering systems;

       (e) SELLER's Undivided Interest, if any, in and to, and SELLER's right to acquire an Undivided Interest in and to all permits, licenses, leases, servitudes, rights-of-way, easements, pipeline licenses and any other tenements or similar rights associated with the ATP and Leases and the operation of the ATP and Leases, whether specifically enumerated herein and whether presently existing, applied for, pending, created, issued or accrued, or applied for, created, issued or accrued in the future;

       (f) SELLER's Undivided Interest, if any, in and to, and SELLER's right to acquire an Undivided Interest in and to the wells listed and described on Exhibit "F" (the "Wells") and attached hereto, including all formations and depths within or below the wellbore, whether or not presently productive;

       (g) SELLER's Undivided Interest, if any, and the right to acquire an Undivided Interest in any wells to be drilled in the future on the acreage described by the ATP or any extension, renewal or replacement of the ATP, howsoever denominated;

       (h) SELLER's Undivided Interest, if any, in and to, and SELLER's right to acquire an Undivided Interest in and to, all personal and mixed property located on the lands covered by the ATP and Leases and used in operations conducted on same, whether located on or off the wellsites, the Leases or the acreage described by the ATP;

       (i) SELLER's Undivided Interest in and to, and the right to acquire an Undivided Interest in and to, any and all gas purchase and sale agreements, crude purchase and sale agreements, gas pipeline agreements, volumetric or other production payments of any nature, leases of equipment or facilities and any and all other agreements and rights which are (i) appurtenant to the ATP, Leases or Wells, or (ii) used or held for use in connection with the ownership or operation of the Wells or with the production, treatment, sale or disposal of water, hydrocarbons, or associated substances produced, used or disposed of in connection with the Wells, ATP or the Leases;

       (j) To the extent that such may be lawfully transferred, SELLER's Undivided Interest in any and all tax benefits or tax deductions under the laws of Australia, the State of Queensland or any municipality thereof, whether or not presently accrued, owned by or vested in SELLER, including, without limitation, any tax benefits or deductions which may be lawfully transferred to BUYER under Australia's Income Tax Assessment Act 1997, or any applicable predecessor to such Act. This shall be a continuing obligation;

       (k) SELLER's Undivided Interest in the right or rights to enforce contract rights, title, interests of any nature, covenants, representations, warranties or other rights of any nature, if any, which SELLER is or may in the future be entitled to enforce against SELLER's predecessors-in-title;

       (l) SELLER's Undivided Interest in all right, title and interest, if any, under any Deed or Deeds of Confirmation of Producing License executed by Tri-Star Petroleum Company in favor of SELLER, as Drilling Participant;

       (m) SELLER's Undivided Interest in all right, title and interest, if any, under any Deed or Deeds of Charge executed by Tri-Star Petroleum Company in favor of SELLER, as Chargeholder;

       (n) SELLER's Undivided Interest in all contract rights or other rights under the Operating Agreement of any nature whatsoever, whether express or implied, whether presently existing or vested in SELLER or arising in the future, whether specifically enumerated above, including, but not limited to, all choses-in-action.

The rights and interests described in paragraphs (a) through (n) above are collectively referred to in this Agreement as the "Assets." BUYER and SELLER acknowledge and agree that SELLER owns and is retaining a fractional undivided interest in the Assets that is not subject to, or a part of, this Agreement.

  3. THE EFFECTIVE DATE. The effective date of the purchase and sale, for all purposes, shall be the 1st day of January, 2000, at 12:01 a.m., Greenwich Mean Time plus ten, local time, Brisbane, Australia ("Effective Date").

  4. PURCHASE PRICE AND CLOSING DATE. The purchase price for the Assets shall be one million five hundred thousand dollars and no cents ($1,500,000.00). The purchase price shall be payable, at BUYER's option: entirely in cash at closing; or by a combination of cash and BUYER's common stock, as follows: nine hundred thousand dollars and no cents ($900,00.00) in cash at closing and three hundred seventy-five thousand (375,000) shares of BUYER's common stock valued at $1.60 per share. The sale shall be completed at the offices of the attorneys for BUYER or a place to be mutually agreed upon by BUYER and SELLER, on or before thirty (30) days from the date of the execution of this agreement by both BUYER and SELLER (the "Closing Date"). At the closing, SELLER shall deliver to BUYER a fully executed assignment and conveyance in the form attached hereto as Exhibit "G." The purchase price, or cash portion of the purchase price, as the case may be, shall be paid to SELLER by cashier's check or wire transfer, at BUYER's option, as of the Closing Date.

  5. REGISTRATION RIGHTS AGREEMENT. If any of the purchase price as set forth above is paid in shares of common stock of BUYER, SELLER and BUYER shall, as of the Closing Date, enter into a Registration Rights Agreement in the form attached hereto as Exhibit "H."

  6. POST-CLOSING ADJUSTMENTS. On or before sixty (60) days after the Closing Date, BUYER AND SELLER shall undertake to agree with respect to the adjustments or payments that were not fully and finally determined as of the Closing Date, and the amount due from BUYER to SELLER, or SELLER to BUYER, as the case may be. SELLER shall provide BUYER access to such of SELLER's records as may be reasonably necessary to a determination of post-closing adjustments. Payment by BUYER or SELLER shall be made in immediately available funds within thirty (30) business days of agreement. If the post-closing adjustment has not been agreed upon within the time period set forth herein, either party may seek to enforce any rights it claims hereunder.

  7. MUTUAL REPRESENTATIONS AND WARRANTIES. BUYER and SELLER each represents and warrants to the other that:

       (a) The person executing this Agreement and the transactions contemplated hereby has all authority necessary to enter into this Agreement and to perform all of the obligations hereunder;

       (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby will not:

            (i) violate or conflict with any provision of any Certificate of Incorporation, Corporate By-Laws, partnership agreement or limited partnership agreement or other governing document of any nature;

            (ii) result in the breach of any term or condition of, or constitute a default or cause the acceleration of any obligation under any agreement or instrument to which it is a party or by which it is bound;

            (iii) violate or conflict with any applicable judgment, decree, order, permit, law, rule or regulation, state or federal, of the United States of America.

       (c) This Agreement has been duly executed and delivered on its behalf, and at the closing all documents and instruments required hereunder will have been duly executed and delivered. This Agreement, and all such documents and instruments shall constitute legal, valid and binding obligations enforceable in accordance with their respective terms, except to the extent enforceability may be impacted by bankruptcy, reorganization, insolvency or similar laws affecting creditors rights generally;

       (d) No legal or administrative proceeding in or of the United States of America is pending or threatened that would prohibit it from entering into or consummating this Agreement; and

       (e) Each of the representations made by BUYER and SELLER herein shall be true as of the Effective Date with the same force and effect as if made on said date.

  8. SELLER'S REPRESENTATIONS AND WARRANTIES. SELLER hereby represents and warrants to BUYER and agrees that:

       (a) SELLER will convey, assign and transfer to BUYER its contract, property and other rights in the Assets;

       (b) There is no action, suit, proceeding, claim or investigation by any persons, entities, administrative agency or governmental body pending or threatened against SELLER that may adversely affect SELLER's title, and the ability to transfer the Assets to BUYER other than Cause No. 42,265, styled as Tipperary Corporation et al v. Tri-Star Petroleum Company,

       Inc.; In the District Court of Midland County, Texas, 238th Judicial District;

       (c) SELLER will, for himself, his successors and assigns, warrant and defend the title of BUYER, its successors and assigns to the Assets, interests and properties against every person whomsoever claiming the same or any party thereof by, through and under SELLER, but not otherwise; however

       WITH RESPECT TO THE WELLS, EQUIPMENT AND OTHER ITEMS OF PERSONALTY WHICH MAY BE COVERED HEREBY, THE SAME ARE USED AND ARE SOLD ON AN "AS IS" AND "WHERE IS" BASIS WITH ALL FAULTS, IF ANY. SELLER SHALL HAVE NO LIABILITY TO BUYER FOR ANY CLAIMS, LOSS, OR DAMAGE CAUSED OR ALLEGED TO BE CAUSED DIRECTLY OR INDIRECTLY, INCIDENTALLY OR CONSEQUENTIALLY BY SAID WELLS, EQUIPMENT OR PERSONAL PROPERTY, BY ANY INADEQUACY THEREOF OR THEREWITH, ARISING IN STRICT LIABILITY OR OTHERWISE, OR IN ANY WAY RELATED TO OR ARISING OUT OF THIS AGREEMENT. SELLER MAKES NO EXPRESS OR IMPLIED WARRANTIES OF ANY KIND, INCLUDING THOSE OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO SAID WELLS, EQUIPMENT AND PERSONAL PROPERTY AND EXPRESSLY DISCLAIMS ANY WARRANTIES WITH RESPECT THERETO; and

       (d) The interests which BUYER shall receive shall include production or the right to proceeds of production from each well located on the ATP and the Leases in an amount which is not less than the percentage net revenue interest set forth in Paragraph 2 above. In addition, SELLER represents that the interest to be conveyed, assigned and transferred to BUYER shall not require BUYER to bear a greater percentage of costs and expenses than the percentage interest set forth in paragraph 2, above. This representation of warranty is by, through and under SELLER, but not otherwise; and

       (e) To the extent of the interest described in paragraph 2, above, SELLER has full and complete ownership of the Assets conveyed, assigned and transferred hereunder, and that the Assets to be purchased by BUYER are free and clear of all liens, judgments, mortgages and other burdens or encumbrances created by SELLER.

       (f) SELLER's contract rights and/or title to undivided interest in the Assets has not been forfeited under the terms of the Operating Agreement covering the interests and SELLER has not been notified of any forfeiture or impending forfeiture of any interest under the Operating Agreement;

       (g) Any credit to the joint operating account attributable to the Assets resulting from any audit of that account or from any judicial action or determination, shall accrue to the benefit of SELLER insofar as the credit relates to periods of prior to the Effective Date; and

       (h) Upon request by BUYER, SELLER will execute and return to Buyer a Notice under the Income Tax Assessment Act of 1997 as amended, section 330-235, formerly a 124AB Notice under Australia's Income Assessment Act.

       (i) SELLER has paid and discharged all invoices and joint interest billings from Operator, and SELLER is not in arrears on any amounts or charges of any nature related to the Assets.

       (j) SELLER acknowledges that as of January 1999, the requisite percentage of interest in ownership under the Operating Agreement and the requisite number of non-operators voted to remove Tri-Star Petroleum Company as operator and to appoint Tipperary Oil & Gas (Australia) Pty Ltd as successor operator under the Operating Agreement.

  9. ADDITIONAL WARRANTIES AND REPRESENTATIONS OF SELLER. Should any of the purchase price, as described above, be paid in common shares of stock of BUYER, SELLER makes the following additional warranties, representations and agreements:

       (a) SELLER is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D promulgated by the Securities Exchange Commission. A copy of Rule 501 of Regulation D has been provided to SELLER.

       (b) SELLER has been supplied with information and materials concerning BUYER and its business, operations, structuring and financing, including its Annual Report on Form 10-K for the Fiscal Year Ended September 30, 1999, and its definitive proxy statement relating to its Annual Meeting of Shareholders to be held January 25, 2000. BUYER has provided SELLER with the opportunity to discuss with and ask questions of BUYER's representatives concerning BUYER. SELLER understands that BUYER faces several risks in its business as well as risks faced by the oil and gas business and risks described in the Form 10-K or incorporated therein by reference. All information requested by SELLER from BUYER or its representatives concerning BUYER and the terms and conditions of the Agreement has been furnished to SELLER's satisfaction. SELLER has had the opportunity to ask questions of and receive answers from management of BUYER concerning BUYER and the terms and conditions of this Agreement, and to obtain from BUYER any additional information which BUYER possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information provided to SELLER.

       (c) Any shares of BUYER acquired by SELLER hereunder are for SELLER'S own account and not for or on behalf of any other person or entity.

       (d) If any shares of BUYER are acquired hereunder, those shares will not be acquired with a view towards the distribution or redistribution with the intent to divide SELLER's participation with others.

       (e) SELLER will only resell any shares acquired under this agreement pursuant to registration under the Securities Act of 1933 (the "Act") and the laws of any applicable states or pursuant to an exemption from registration. The only registration rights to which SELLER has with respect to any shares acquired hereunder are as set forth in the Registration Rights Agreement attached hereto as Exhibit "G."

       (f) The stock certificates representing the shares of BUYER will bear a legend substantially as follows:

            The shares represented by this Certificate have not been registered under the Securities Act of 1933 (the "Act") and are "restricted securities" as that term is defined in Rule 144 under the Act. The shares may not be offered for sale, sold or otherwise transferred except pursuant to an effective registration statement under the Act or pursuant to an exemption from registration under the Act, the availability of which is to be established to the satisfaction of the Company.

       (g) If SELLER receives any common shares of BUYER hereunder, prior to any proposed sale, assignment, transfer or pledge of the shares (other than transfers or pledges not involving a change in beneficial ownership as determined in accordance with Section 13(d) of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder), unless there is in effect a registration statement under the Act covering the proposed transfer, SELLER shall give written notice to BUYER of its intention to effect such transfer, sale, assignment or pledge. Each such notice shall describe the manner and circumstances of the proposed transfer, sale, assignment or pledge in sufficient detail, and shall be accompanied, at SELLER's expense, by an unqualified written opinion of legal counsel who shall, and whose legal opinion shall, be reasonably satisfactory to BUYER and addressed to BUYER, to the effect that the proposed transfer of the shares may be effected without registration under the Act, whereupon the holder of such shares shall be entitled to transfer them in accordance with the terms of the
       notice delivered by the holder to BUYER.   Each such notice shall also
       be accompanied by a written agreement of the proposed transferee to conform to the requirements hereof, unless such transfer is made pursuant to Rule 144 promulgated under the Act. Each certificate evidencing the securities transferred as above provided shall bear, except if such transfer is made pursuant to Rule 144, the appropriate restrictive legend set forth above, except that such certificate shall not bear such restrictive legend if in the opinion of counsel for such holder and BUYER such legend is not required to order to establish compliance with any provision of the Act.

       (h) SELLER has not distributed any written materials furnished by BUYER to anyone other than SELLER's professional advisors.

       (i) SELLER further represents that SELLER is familiar with the type of investment which the shares received in compensation hereunder constitute. SELLER's overall commitment to investments which are not readily marketable is not disproportionate to SELLER's net worth; its investment in BUYER will not cause such overall commitment to become excessive; and SELLER can afford to bear the loss of SELLER's entire investment in BUYER. SELLER has adequate means of providing for SELLER's current needs and personal contingencies and has no need for liquidity in its investment in BUYER.

       (j) SELLER has such knowledge and experience in financial and business matters in general to evaluate the merits and risks of the prospective investment and to make an informed investment decision.

       (k) SELLER understands that no federal or state agency has made any finding or determination regarding the fairness of the shares or any recommendation or endorsement concerning an investment in BUYER.

       (l) SELLER represents and warrants that there is no finder's fee or commission payable SELLER with respect to its receipt of shares hereunder.

  10.  ALLOCATION OF LIABILITY AND INDEMNIFICATIONS.

            (a)  DEFINITIONS.

                 The term "BUYER's Assumed Liabilities" shall mean and include:

                 (i) All costs, expenses, liabilities and obligations or otherwise agreed to be paid by BUYER pursuant to the terms of this Agreement; and

                 (ii) All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets (excluding SELLER's Retained Liabilities), insofar as such claims relate to periods of time subsequent to the Effective Date, and SELLER shall receive credit for prepayments prior to the Effective Date if such prepayments relate to ownership or operation of the Assets after the Effective Date.

                 The term "SELLER's Retained Liabilities" shall mean and include:

                 (i) All costs, expenses, liabilities and obligations or otherwise agreed to be paid by SELLER pursuant to the terms of this Agreement; and

                 (ii) All costs, expenses, liabilities, claims and obligations arising out of, in connection with, or resulting directly or indirectly from the ownership or operation of the Assets, insofar as such claims relate to periods of time prior to the Effective Date,

                 (iii) All legal fees charged to the joint account and attributable to the interests purchased and sold hereunder prior to the Effective Date;

            (b) LIABILITIES. BUYER agrees to assume, pay, perform, fulfill, discharge and be liable for all of BUYER's Assumed Liabilities, and SELLER agrees to retain, perform, fulfill, discharge and be and remain liable for all of SELLER's Retained Liabilities.

            (c)  SELLER'S INDEMNITY.  SUBJECT TO THE PROVISIONS OF THE
            SECTION 8(a), ABOVE, SELLER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS BUYER, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS,

            CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY'S FEES) ARISING DIRECTLY OUT OF SELLERS' OWNERSHIP OR USE OF THE INTEREST IN THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING PRIOR TO THE EFFECTIVE DATE OF THE SALE.

            (d) BUYER'S INDEMNITY. BUYER AGREES TO DEFEND, INDEMNIFY AND HOLD HARMLESS SELLER, ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES, OR ANY OF THEM, FROM AND AGAINST ANY AND ALL LOSSES, CLAIMS, SUITS, CONTROVERSIES, LIABILITIES AND EXPENSES (INCLUDING, WITHOUT LIMITATION, COURT COSTS, REASONABLE EXPENSES OF LITIGATION AND REASONABLE ATTORNEY'S FEES) ARISING DIRECTLY OUT OF BUYER'S OWNERSHIP OR USE OF THE INTEREST IN THE ASSETS TO BE PURCHASED HEREUNDER; PROVIDED, HOWEVER, THAT THIS INDEMNITY SHALL BE LIMITED TO THOSE CLAIMS, RIGHTS, DEMANDS AND CAUSES OF ACTION ARISING FROM ACTIVITY OCCURRING AFTER THE EFFECTIVE DATE OF THE SALE.

  11.  REVIEW AND INSPECTION OF THE ASSETS.    Prior to the Closing, BUYER
shall have the right to perform due diligence review and inspection of the Assets. Immediately after Closing, SELLER shall transmit to BUYER all paperwork, information and data relating to the Assets in the possession of SELLER (and to which SELLER has the right to possession) including, but not limited to the following: (a) financial and accounting records; (b) production, engineering, geological and geophysical data and reports for the Leases; (c) copies of engineering, geological and geophysical studies, subject to any license and non-disclosure requirements; (d) copies of seismic data across any of the Leases (subject to any license restriction and non-disclosure requirements); (e) title records, including, but not limited to, copies of the Leases; (f) correspondence and material and relevant information concerning pending litigation; (g) regulatory compliance records; (h) contracts between SELLER and third parties with regard to the Assets; and (i) all correspondence of any nature relating to the assets, including, without limitation, correspondence between SELLER and Operator and entities related to Operator, copies of correspondence between Operator and third-parties and correspondence of any nature between SELLER and any third party relating to the assets; (j) all permits and licenses pertaining to the Assets. Nothing contained in this paragraph shall obligate SELLER to take any action or expend any money to acquire anything for BUYER which SELLER does not already have in its possession. SELLER does not warrant the accuracy of any such material.

  12.  WAIVER.   SELLER and BUYER certify that they are not "Consumers"
within the meaning of the Texas Deceptive Trade Practices - Consumer Protection Act, Subchapter E of the Chapter 17, Sections 17.41 et seq., of the Texas Business and Commerce Code, as amended (the "DTPA"). The parties covenant, for themselves and on behalf of any successors and assignees, that if the DTPA is applicable (a) the parties are "business consumers" thereunder, (b) each party hereby waives and releases all of its rights and remedies thereunder (other than Section 17.555, Texas Business and Commerce Code) as applicable to the other party and its successors, and (c) each party shall defend and indemnify the other from and against any and all claims, demands, or causes of action of or by that party or any successor or any of its affiliates based in whole or in part on the DTPA, arising out of or in connection with the transaction set forth in this Agreement.

                             WAIVER OF CONSUMER RIGHTS

          PURCHASER WAIVES ITS RIGHTS UNDER THE DECEPTIVE TRADE PRACTICES - CONSUMER PROTECTION ACT, SECTION 17.41 ET SEQ., BUSINESS & COMMERCE CODE, A LAW THAT GIVES CONSUMERS SPECIAL RIGHTS AND PROTECTIONS. AFTER CONSULTATION WITH AN ATTORNEY OF PURCHASER'S OWN SELECTION, PURCHASER VOLUNTARILY CONSENTS TO THIS WAIVER.

  13. NOTICES. All communications required or permitted under this Agreement shall be in writing and communications or delivery hereunder shall be deemed to have been fully made in actually delivered, or if mailed by registered or certified mail, postage prepaid, return receipt requested, to the address as set forth below:

            SELLER:

                      W. D. KENNEDY
                      550 West Texas Avenue, Suite 1225
                      Midland, Texas
                      79701
                      Telephone:     915-686-0204
                      Facsimile:     915-686-0206

            BUYER:

                      TIPPERARY COPORATION
                      633 Seventeenth St., Suite 1550
                      Denver, Colorado  80202

                      Attention: Mr. David L. Bradshaw, President
                      Telephone:     (303) 293-9379
                      Telecopier:    (303) 292-3428

  14. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS, EXCLUDING, HOWEVER, ANY PROVISION OF THE TEXAS LAW THAT WOULD REQUIRE THE APPLICATION OF THE LAW OF A DIFFERENT JURISDICTION.

  15. FURTHER ASSURANCES. Incidental and subsequent to Closing, each of the parties shall execute, acknowledge, and deliver to the other such further instruments (including any stamp duty or other form necessary for, or incident to, the notation, sanction, approval, transfer or assignment to BUYER of any title or interest in either the Assets or the Operating Agreement), and to take such other actions as may be reasonably necessary to carry out the provisions of this Agreement.

  16.  GOVERNMENT APPROVALS.    SELLER will cooperate with BUYER, in a timely
manner (both before and after closing), in obtaining any necessary or desired consents or approvals of the Government of Australia or any state thereof, including, without limitation, the execution of any documents necessary (in the opinion of BUYER and its counsel) to obtain any consent or approval of interests arising under the Operating Agreement, or to perfect the title of BUYER or SELLER in the Assets and/or to obtain any necessary governmental sanction of the Operating Agreement.

  17. EXPENSES. Whether or not the transactions contemplated by this Agreement are consummated, each of the parties hereto shall pay its own fees and expenses incident to the negotiation, preparation and execution of this Agreement, including attorney's and accountant's fees.

  18.  EXISTING RELATIONSHIP.   SELLER and BUYER are co-signatories to the
JOA and co-owners in the various rights, interests, contracts and agreements which, as to SELLER's interests, constitute the Assets. As such, BUYER AND SELLER have equal rights to information relating to and concerning the assets and operations. To the extent SELLER may have been provided with information that has not been provided to BUYER, however, he will provide such information to BUYER prior to the Closing Date. SELLER acknowledges that he is experienced and knowledgeable in the oil and gas industry, and has relied solely on his own legal, tax and other professional counsel concerning this Agreement.

  19. EXHIBITS. All exhibits to this Agreement are incorporated herein by reference.

  20. SUCCESSORS AND ASSIGNS. The terms, covenants and conditions hereof bind and inure to the benefit of BUYER and SELLER and their respective successors and assigns. This Agreement shall be freely and fully assignable by BUYER.

  21.  CONFLICTS.     In the event of a conflict between this Agreement and
the terms and conditions of the Operating Agreement, the provisions of the Operating Agreement shall prevail. In all other respects, this Agreement shall supersede all prior agreements between the parties hereto regarding the subject matter hereof, whether written or oral.

  22. SURVIVAL. The covenants, obligations, indemnities, representations and warranties included in this Agreement shall survive the Closing and remain actionable thereafter.

  23. PRODUCT OF NEGOTIATION. This Agreement is the product of negotiation between BUYER and SELLER. No fiduciary duty, if any, owed by BUYER and SELLER in any prior agreement shall apply to the process of negotiation of this Agreement.

  24.  EXECUTION, COUNTERPARTS AND EXHIBITS.   BUYER and SELLER acknowledge
and agree that this Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument, and that a facsimile copy of this Agreement, and of a signature to this Agreement, shall be valid and binding as an original. BUYER and SELLER also acknowledge and agree that they are each in possession of the Exhibits referred to herein as "A" - "F," and each party shall be responsible for attaching copies of such exhibits to executed copies of this Agreement. Exhibits "G" and "H" have been provided to SELLER by BUYER, and shall be attached to this Agreement at the time of execution.

  IN WITNESS WHEREOF, this Agreement has been executed by the parties before the undersigned competent witnesses on the dates indicated below.





SELLER:                              BUYER:

WILLIAM D. KENNEDY                   TIPPERARY CORPORATION



By: /s/ William D. Kennedy           By:  /s/ David L. Bradshaw
   ----------------------------         ----------------------------------
   William  D. Kennedy                  David L. Bradshaw
                                        President and Chairman of the Board


ATTEST:                              ATTEST:


By:                                  By:  /s/ Lisa S. Wilson
   ----------------------------           ---------------------------------

STATE OF TEXAS        s
                      s
COUNTY OF MIDLAND     s


  The foregoing instrument was acknowledged before me on this the 14th day February, 2000 by William D. Kennedy, as Seller.

Witness my hand and official seal.



                                /s/ Keila Dunton
                                -----------------------------------------
                                Notary Public
                                THE STATE OF TEXAS

My Commission Expires:

     6/21/2001



STATE OF COLORADO     s
                      s
COUNTY OF DENVER      s


  The foregoing instrument was acknowledged before me on this the 11th day of February, 2000 by David L. Bradshaw, President of Tipperary Corporation, on behalf of said corporation, as Buyer.

Witness my hand and official seal.



                                /s/ Phyllis Kajiwara
                                -----------------------------------------
                                Notary Public
                                THE STATE OF COLORADO

My Commission Expires:

  July 31, 2002